EXHIBIT 23.1
                                                                    ------------

                          CONSENT OF ERNST & YOUNG LLP


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the PrivateBancorp, Inc. Incentive Compensation Plan and the PrivateBancorp, Inc. Deferred Compensation Plan, of our report dated January 20, 2003, with respect to the consolidated financial statements of PrivateBancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

Chicago, Illinois
April 24, 2003